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Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)
NEIGHBORCARE, INC. (Exact name of obligor as specified in its charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	06-1132947 (I.R.S. employer identification no.)
Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S Employer Identification No.
Accumed, Inc.	New Hampshire	5912	02-0449693
ASCO Healthcare of New England, Inc.	Maryland	5912	23-2762311
ASCO Healthcare of New England, Limited Partnership	Maryland	5912	23-2763886
ASCO Healthcare, Inc.	Maryland	5912	52-0816305
Automated Homecare System, LLC	Maryland		52-1924186
Care4, L.P.	Delaware	5912	22-3245022
CareCard, Inc.	Maryland	5912	52-1922239
Compass Health Services, Inc.	West Virginia		55-0730048
Concord Pharmacy Services, Inc.	Pennsylvania	5912	23-2710523
Delco Apothecary, Inc.	Pennsylvania	5912	23-2350209
Eastern Medical Supplies, Inc.	Maryland	5912	52-1469652
Eastern Rehab Services, Inc.	Maryland	5912	52-1794244
Encare of Massachusetts, Inc.	Delaware	5912	22-3398803
Genesis Health Services Corporation t/b/n NeighborCare Services Corporation	Delaware	5912	23-2585556
Genesis Holdings, Inc. t/b/n NeighborCare Holdings, Inc.	Delaware	5912	23-2555703
Geneva Sub, Inc.	Delaware	5912	01-0736704
H.O. Subsidiary, Inc.	Maryland	5912	52-1984081
Health Concepts and Services, Inc.	Maryland	5912	52-1415174
HealthObjects Corporation	Maryland	5912	52-1924186
Horizon Medical Equipment and Supply, Inc.	West Virginia	5912	55-0737885
Institutional Health Care Services, Inc.	New Jersey	5912	22-2750964
Main Street Pharmacy, L.L.C.	Maryland	5912	52-1925761
Medical Services Group, Inc.	Maryland	5912	52-1404049
NeighborCare Home Medical Equipment, Inc.	Pennsylvania	5912	23-2464608
NeighborCare Infusion Services, Inc.	Delaware	5912	52-1703628
NeighborCare of California, Inc.	California	5912	20-0092119
NeighborCare of Indiana, Inc	Indiana	5912	95-4482026
NeighborCare of Northern California, Inc.	California	5912	95-4480815
NeighborCare of Ohio, Inc.	Ohio	5912	20-0062112
NeighborCare of Oklahoma, Inc.	Oklahoma	5912	73-1586482
NeighborCare of Texas, Inc.	Texas	5912	20-0295118
NeighborCare of Virginia, Inc.	Virginia	5912	54-2058778
NeighborCare of Wisconsin, Inc.	Wisconsin	5912	39-1772439
NeighborCare Pharmacies, Inc.	Maryland	5912	52-1465507
NeighborCare Pharmacy of Oklahoma LLC	Oklahoma	5912	73-1586482
NeighborCare Pharmacy Services, Inc.	Delaware	5912	23-2963282
NeighborCare-Medisco, Inc.	California	5912	33-0308096
NeighborCare-ORCA, Inc.	Oregon	5912	93-0860559
NeighborCare-TCI, Inc.	Delaware	5912	95-4450977
Professional Pharmacy Services, Inc.	Maryland	5912	23-2847488
Suburban Medical Services, Inc.	Pennsylvania	5912	23-2014806
The Tidewater Healthcare Shared Services Group, Inc.	Pennsylvania	5912	23-2739587

601 East Pratt Street, 3rd Floor Baltimore, Maryland (Address of principal executive offices)	21202 (Zip code)

6.875% Senior Subordinated Notes due 2013
(Title of the indenture securities)

1. General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.     Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.   List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of April, 2004.

THE BANK OF NEW YORK
By:	/s/ VAN K. BROWN
Name:	VAN K. BROWN
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,752,987
Interest-bearing balances	7,153,561
Securities:
Held-to-maturity securities	260,388
Available-for-sale securities	21,587,862
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	165,000
Securities purchased under agreements to resell	2,804,315
Loans and lease financing receivables:
Loans and leases held for sale	557,358
Loans and leases, net of unearned income	36,255,119
LESS: Allowance for loan and lease losses	664,233
Loans and leases, net of unearned income and allowance	35,590,886
Trading Assets	4,892,480
Premises and fixed assets (including capitalized leases)	926,789
Other real estate owned	409
Investments in unconsolidated subsidiaries and associated companies	277,788
Customers' liability to this bank on acceptances outstanding	144,025
Intangible assets
Goodwill	2,635,322
Other intangible assets	781,009
Other assets	7,727,722

Total assets	$89,257,901

LIABILITIES
Deposits:
In domestic offices	$33,763,250
Noninterest-bearing	14,511,050
Interest-bearing	19,252,200
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,980,400
Noninterest-bearing	341,376
Interest-bearing	22,639,024
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	545,681
Securities sold under agreements to repurchase	695,658
Trading liabilities	2,338,897

Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	11,078,363
Bank's liability on acceptances executed and outstanding	145,615
Subordinated notes and debentures	2,408,665
Other liabilities	6,441,088

Total liabilities	$80,397,617

Minority interest in consolidated subsidiaries	640,126
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,077,255
Retained earnings	4,955,319
Accumulated other comprehensive income	52,300
Other equity capital components	0

Total equity capital	8,220,158

Total liabilities minority interest and equity capital	$89,257,901

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors

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  Exhibit 25.1
SIGNATURE
  EXHIBIT 7